UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2012

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective on July 26, 2012 pursuant to a Master Note Purchase Agreement (the "Note Purchase Agreement") between Nordson and the purchasers listed therein, Nordson issued and sold Senior Notes, Series 2012-A, Series 2012-B, Series 2012-C and Series 2012-D (collectively the "2012 Notes"), in an aggregate principal of $200 Million. The 2012 Notes mature between July 25, 2017 and July 25, 2025 and bear interest at fixed per annum interest rates between 2.27% and 3.13%. Amortization of certain 2012 Notes prior to their respective final state maturity is required to commence on July 26, 2017 and to continue annually until the final stated maturity of such 2012 Notes. In the event of any other prepayment of the 2012 Notes prior to their respective final stated maturity Nordson is obligated to pay to purchasers certain yield maintenance amounts in respect of such prepaid amounts. The purchasers of the 2012 Notes consist of various insurance companies and their affiliates.

Nordson used the proceeds of the 2012 Notes to repay $200 Million previously borrowed under the Credit Agreement dated June 4, 2012 with PNC Bank, National, as administrative agent, PNC Capital Markets LLC, as sole lead arranger and sole bookrunner. After such repayment the amount available to be borrowed under such Credit Agreement was reduced to $50 Million.

The Note Purchase Agreement contains customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios and covenants relating to financial reporting, compliance with laws, transactions with affiliates, limitation on liens, mergers and sales of all or substantially all of Nordson’s assets.

The Note Purchase Agreement provides for customary events of default, including, among other things, nonpayment of principal, interest, or other amounts, a representation or warranty proving to have been false or erroneous when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to other indebtedness of Nordson of a specified amount, the bankruptcy or insolvency of Nordson, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control of Nordson and ERISA defaults resulting in liability of a specified amount.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01, "Entry into a Definitive Material Agreement," is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 1, 2012, Nordson Corporation ("Nordson") issued a press release announcing that it had acquired all of the outstanding stock of Sealant Equipment & Engineering, Inc., a Michigan corporation ("SEE"). SEE, a manufacturer of precision dispensing systems, is located in Plymouth, Michigan.

A copy of the press release issued by Nordson on August 1, 2012 is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the Exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Nordson Corporation dated August 1, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

August 1, 2012	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated August 1, 2012